SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2003

IBIS TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-23150	04-2987600
(Commission File Number)	(I.R.S. Employer Identification No.)

32 Cherry Hill Drive, Danvers, Massachusetts	01923
(Address of Principal Executive Offices)	(Zip Code)

(978) 777-4247
(Registrant’s Telephone Number, Including Area Code)

Item 5.            Other Events.

On October 21, 2003, the Registrant issued a press release announcing the closing of its public offering of 1 million shares, including the overallotment option.  Net proceeds of the offering totaled approximately $12.7 million.  The offering was underwritten by CDC Securities.

The information contained in the press release dated October 21, 2003 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 7.            Financial Statements and Exhibits.

(c)                   The following exhibits are filed with this report:

Exhibit No.	Title

5.1	Opinion of Gadsby Hannah LLP

99	The Registrant’s Press Release dated October 21, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIS Technology Corporation

Dated: October 21, 2003	By:	/s/Debra L. Nelson
Debra L. Nelson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Sequential Page Number

5.1	Opinion of Gadsby Hannah LLP	E-2

99.1	The Registrant’s Press Release	E-4

E-1